UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2016 (February 12, 2016)

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 FISKE PLACE OXNARD, CALIFORNIA	93033
(Address of Principal Executive Offices)	(Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 12, 2016, the Company filed with the Secretary of State of Delaware a Certificate of Amendment to the Restated Certificate of Incorporation (the “Amendment”) which increased the number of authorized shares from 24,100,000 shares to 100,000,000 shares, Ninety Nine Million Nine Hundred Thousand (99,900,000) of which are designated as Common Stock and One Hundred Thousand (100,000) of which are designated as preferred stock. A copy of the Amendment is attached as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The special meeting of stockholders of the Company was held on February 12, 2016. At the meeting, the Company’s stockholders voted on the following proposal. The proposal is described in detail in the Company’s definitive proxy statement with respect to the special meeting filed with the Securities and Exchange Commission on January 4, 2016.

                             1.                   To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares from 24,100,000 shares to 100,000,000 shares.

Set forth below are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

                             1.                   To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares from 24,100,000 shares to 100,000,000 shares.

	Number of Votes Cast
For	Against	Abstain	Broker Non-Vote
10,127,785	2,417,844	110,580	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Clean Diesel Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

February 12, 2016	By:	/s/ David E. Shea
Name: David E. Shea
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Clean Diesel Technologies, Inc.